IGEN INTERNATIONAL, INC.
                             16020 INDUSTRIAL DRIVE
                          GAITHERSBURG, MARYLAND 20877

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 28, 2002

To The Stockholders of IGEN International, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IGEN International, Inc. will be held on August 28, 2002 at 10:00 a.m. local time at The Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, DC 20007 for the following purposes:

     1.   To elect two Class III directors for a three-year term (Proposal 1).

     2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending 2003 (Proposal 2).

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on July 15, 2002 as the record date for the Annual Meeting. Only holders of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at 16020 Industrial Drive, Gaithersburg, Maryland, 20877 from August 15, through August 27, 2002.

                                    By Order of the Board of Directors

                                    /s/ George V. Migausky

                                    George V. Migausky
                                    Secretary

Gaithersburg, Maryland
July 29, 2002

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            IGEN INTERNATIONAL, INC.
                             16020 INDUSTRIAL DRIVE
                          GAITHERSBURG, MARYLAND 20877

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 28, 2002

     This Proxy Statement is being furnished to the stockholders of IGEN International, Inc., a Delaware corporation (the "Company"), as part of the solicitation of the enclosed proxy by its board of directors (the "Board of Directors" or "Board") from holders of the outstanding shares of the Company's common stock, par value $0.001 per share ("Common Stock"), for use at the Annual Meeting of Stockholders to be held on August 28, 2002, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, DC 20007. The Company first mailed this Proxy Statement, the accompanying proxy card and the Company's Annual Report for the fiscal year ended March 31, 2002 on or about July 29, 2002, to all stockholders entitled to vote at the Annual Meeting.

                               GENERAL INFORMATION

VOTING

     Each outstanding share of Common Stock is entitled to one vote on all matters as to which a vote is taken at the Annual Meeting. The Board of Directors has fixed the record date as July 15, 2002 (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Annual Meeting. The number of shares of Common Stock outstanding on the Record Date was 23,720,504. The presence, in person or by proxy, of at least a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining a quorum but are not counted for any purpose in determining whether a matter is approved.

VOTES REQUIRED TO APPROVE EACH ITEM

     The following votes are required to approve each item of business at the meeting. As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to present for action by the stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Election of Directors (Proposal 1): The two candidates receiving the highest number of affirmative votes cast at the meeting in person or by proxy will be elected directors of the Company. Proxies may not be voted for a greater number of persons than the number of nominees named.

Other Items: A majority of the votes cast at the meeting in person or by proxy is required to ratify the appointment of Deloitte & Touche LLP, as the Company's independent auditor for fiscal year ending 2003 (Proposal 2) and to approve any other items of business that may properly come before the meeting.

     At the Annual Meeting, stockholder votes will be tabulated by one or more persons appointed to act as inspectors of election. The inspectors of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     All proxies in the enclosed form of proxy that are properly executed and returned to the Company prior to commencement of voting at the Annual Meeting will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the instructions thereon. Executed but unmarked proxies will be voted FOR all proposals set forth in this Proxy Statement.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke such proxy at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 16020 Industrial Drive, Gaithersburg, Maryland 20877, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

      The Board of Directors consists of six directors divided equally into three classes designated as Class I, Class II and Class III. The term of office of the Class III directors will expire at the Annual Meeting and Class III directors will be elected for a three-year term. The terms of office of the Class I directors and Class II directors will expire at the annual meetings of stockholders in 2003 and 2004, respectively, and their successors will be elected for a three-year term. The nominees listed below are currently directors of the Company.

     It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as director of the persons named below as nominees, if authority to do so is not withheld. The Company believes that each nominee will stand for election and will serve if elected as director. If a person nominated by the Board of Directors fails to stand for election or will be unable to accept election, the proxies will be voted for the election of such other person as the Company's Board of Directors may propose. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEES.

INFORMATION AS TO THE NOMINEES AND CONTINUING DIRECTORS

     The following table sets forth, as of July 15, 2002, the names and certain other information regarding the nominees for election as director and those directors who will continue to serve after the Annual Meeting.

                                                    DIRECTOR    EXPIRATION
NOMINEES FOR A THREE-YEAR TERM             AGE     SINCE     OF TERM         POSITIONS HELD WITH THE COMPANY
------------------------------             ---     -----     -------         -------------------------------
Samuel J. Wohlstadter(1)                    60     1982       2002              Chairman, Chief Executive Officer
                                                                                and Director
Richard Cass                                56     2000       2002              Director

CONTINUING DIRECTORS
--------------------
Richard J. Massey, Ph.D.(1)                 55     1990       2004              President, Chief Operating Officer
                                                                                and Director
Joop Sistermans(2)(3)                       59     1999       2004              Director
Robert Salsmans(2)(3)                       57     1995       2003              Director
Anthony Rees(2)                             58     2000       2003              Director
-----------------------
(1)      Member of Non-Officer Stock Option Committee.
(2)      Member of Audit Committee.
(3)      Member of Compensation Committee.


Set forth below is certain biographical information regarding the directors of the Company.

NOMINEES FOR A THREE-YEAR TERM

         SAMUEL J. WOHLSTADTER is a founder of the Company and has been Chairman of the Board and Chief Executive Officer since its formation in 1982. Mr. Wohlstadter has been a venture capitalist for more than 25 years and has experience in founding, supporting and managing high technology companies, including Amgen Inc., a biopharmaceutical company, and Applied Biosystems, Inc., a medical and biological research products company. Mr. Wohlstadter is also Chief Executive Officer of Hyperion Catalysis International, an advanced materials company, which he founded in 1981; of Wellstat Therapeutics Corporation (formerly known as Pro-Neuron, Inc.), a drug discovery company, which he founded in 1985; of Proteinix Corporation, a development stage company organized to conduct research in intracellular metabolic processes, which he founded in 1988; and of Wellstat Biologics Corporation (formerly known as Pro-Virus, Inc.), a drug discovery company, which commenced operations in 1994.

         RICHARD W. CASS has been a partner with the law firm of Wilmer, Cutler & Pickering since 1979 and is a former member of his firm's Management Committee and chairman of its Business Transactions Practice Group. He specializes in corporate and securities law and represents companies and entrepreneurs in acquisitions, dispositions, joint ventures and public securities offerings. Mr. Cass received his bachelor's degree from Princeton University and his law degree from Yale University.

CONTINUING DIRECTORS

Class I  (term expires 2003)

        ROBERT R. SALSMANS serves as President and Chief Executive Officer of Diosynth RTP, Inc. the US subsidiary of Diosynth, a business unit that is part of the Pharma group of Akzo Nobel N.V., a holding company with high technology operating units in the biotechnology, medical, and pharmaceutical industries, a position he has held since November 2001. From September 1994 to August 2001, Mr. Salsmans was President and Chief Executive Officer of Organon Teknika B.V. in The Netherlands. From October 1993 through August 1994, Mr. Salsmans served as Managing Director of Organon Teknika B.V., a business unit of Akzo Nobel, and from 1990 through September 1993, he served as Managing Director of Organon International B.V. Mr. Salsmans has been a Director of the Company since 1995.

         ANTHONY REES, D. Phil. is Director of Science at Synt:em, a private biopharmaceutical company that is focused on the discovery and development of novel Central Nervous System (CNS) medicines, a position he has held since January 2000. During 1997-1999, he served as a non-executive employee of Synt:em. Professor Rees has held faculty positions at the University of Oxford (1980-1990) and the University of Bath (Great Britain) where, from 1990-1993, he was Head of the Biochemistry Department and from 1993-1997 Head of the School of Biology and Biochemistry. He is currently Professorial Research Fellow. Professor Rees has been Executive Editor of the journal Protein Engineering since 1997. In 1989 he co-founded Oxford Molecular PLC, a British software company. While on sabbatical from Oxford University from 1989 to 1990, Professor Rees was Vice President of Research at IGEN. Professor Rees received his doctoral degree from Oxford University.

Class II (term expires 2004)

         RICHARD J. MASSEY, Ph.D. is a founder of the Company, has been President and Chief Operating Officer of the Company since February 1992, and served as Senior Vice President of the Company from 1985 to 1992. From 1981 until he joined IGEN in 1983, Dr. Massey was a faculty member in the Microbiology and Immunology Department at Rush Medical Center in Chicago. Prior to that, he was Senior Research Scientist at the National Cancer Institute, Frederick Cancer Research Center.

         JOOP SISTERMANS currently serves as Chairman, Supervisory Board of Thuiszorg Kempenstreek (Netherlands), a public organization for homecare, a position he has held since September 2000, after having been a member of the Board since 1998. He serves on the Advisory Committee Economy, Ecology and Technology, for the Dutch Ministry of Economic Affairs, a position he has held since August 1999. Mr. Sistermans also is Vice Chairman of the Framework Programme Expert Advisory Group of the European Commission for Innovative Products, Processes and Organizations, a position he has held since December 1998; he was reappointed Vice Chairman by the European Commission in March 2001. He is a Supervisory Board member for the University of Twente a position that he has held since May 1997 and of the Maastricht School of Management, a position he has held since February 2001. From February 1999 to November 2000, Mr. Sistermans served as Executive Vice President of Origin International B.V., a member company of the Philips Electronics Group of Companies based in The Netherlands. Mr. Sistermans was employed by Akzo Nobel from 1986 to January 1999, serving as Executive Vice President and member of the Executive Council responsible for Strategy and Technology since 1994. Mr. Sistermans previously served on the Board of Directors of the Company from 1993 to 1995 while in the position of President and Chief Executive Officer of Akzo Nobel's Organon Teknika business unit.

CORPORATE GOVERNANCE AND OTHER MATTERS

     The Board of Directors acts as nominating committee for selecting nominees for election as directors. The Company's Bylaws permit stockholders eligible to vote for the election of directors at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. The Bylaws also permit stockholders to propose other business brought before an annual meeting, provided that such proposals are made pursuant to timely notice to the Secretary of the Company. To be timely, notice must be received at the principal executive offices of the Company no later than the date designated for receipt of stockholder proposals. See "Stockholder Proposals".

     During fiscal year 2002, the Board of Directors had three standing committees, an Audit Committee, a Compensation Committee and a Non-Officer Director Stock Option Committee. The Board of Directors does not have a Nominating Committee.

     The Audit Committee meets with the Company's independent auditors at least quarterly to review the results of the quarterly reviews and annual audit and to discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During fiscal 2002, the Audit Committee held seven meetings and its members were Messrs. Salsmans, Sistermans and Rees, each of whom is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board of Directors has adopted a written charter for the Audit Committee which was included as an appendix to the Company's 2000 Proxy Statement.

     The Compensation Committee is responsible for establishing the Company's compensation programs for executive officers and makes determinations concerning executive salaries and incentive compensation, awards stock options to executive officers under the Company's stock option plans and otherwise determines executive compensation levels and performs such other functions regarding compensation as the Board may delegate. During fiscal 2002, the Compensation Committee of the Board of Directors had five meetings and its members were Messrs. Salsmans and Sistermans both of whom are "non-employee directors" and "outside directors" as defined in the rules promulgated by the Securities and Exchange Commission and Section 162(m) of the Internal Revenue Code.

     The Non-Officer Stock Option Committee has authority to grant stock options to persons who are not, at the time of the grant of the option, executive officers of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended. The Non-Officer Stock Option Committee held two meetings during fiscal 2002 and its members were Mr. Wohlstadter and Dr. Massey.

     During the fiscal year ended March 31, 2002, the Board of Directors held 18 meetings. All directors attended at least 75% of the meetings of the Board and of the committees on which they served.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company receives an attendance fee of $1,000 for each meeting of the board of directors that he attends. In fiscal year ended March 31, 2002, the compensation paid to non-employee directors (all directors except Mr. Wohlstadter and Dr. Massey) was $15,000. In fiscal 2002, each member of the Independent Committee of the Board of Directors, which held more than 60 meetings after being established in 2000 to evaluate and issue a report on certain shareholder demands and claims and to evaluate and negotiate the terms under which the Company's Meso Scale Diagnostic, LLC. joint venture might be continued, received compensation in the amount of $75,000. In accordance with Company policy, the Company pays for or reimburses for all expenses incurred by members of the Board of Directors in connection with attendance at Board meetings.

     Under the Company's 1994 Non-Employee Directors' Stock Option Plan, each non-employee director of the Company is automatically granted an option to purchase 10,000 shares of the Company's Common Stock effective on the date of such director's election or appointment to the Board. Effective June 6, 2001, the Board of Directors adopted an amendment to the plan. Under the plan, as amended, each non-employee director was granted as of June 6, 2001 an additional 10,000 shares of the Company's Common Stock. Additional options may be granted in the future to non-employee directors at a date or dates set by the Board of Directors. The options have an exercise price set at 100% of the fair market value on the date of grant, have a ten year term, and vest over a period of five years with one-fifth of the option becoming exercisable one year from the date of grant and an additional one-twentieth becoming exercisable every three months thereafter. Such vesting is conditioned upon continued service as a director of the Company. Set forth below is a table of options granted under this plan to and held by the non-employee directors as of the Record Date.



                     OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

                                    NUMBER OF             NUMBER
                                SHARES UNDERLYING       OF SHARES        EXERCISE OR BASE
NAME                             OPTIONS GRANTED          VESTED            PRICE ($/SH)           EXPIRATION DATE
----                             ---------------          ------            ------------           ---------------
Richard W. Cass                       10,000                4,000              $15.69                 June 2010
                                      10,000                2,000              $23.06                 June 2011
Anthony R. Rees                        6,500                  500              $15.69                 June 2010
                                      10,000                2,000              $23.06                 June 2011
Robert R. Salsmans                    10,000               10,000              $ 6.25               August 2005
                                      10,000                2,000              $23.06                 June 2011
Joop Sistermans                       10,000                5,500              $24.69            September 2009
                                      10,000                2,000              $23.06                 June 2011


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based on the Company's records and other information, the Company believes that its current directors and officers reported all transactions in the Company's common stock and options on a timely basis during the fiscal year ended March 31, 2002.


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
                                  (PROPOSAL 2)

     The Board of Directors is seeking ratification of its appointment of Deloitte & Touche LLP as the Company's auditor for the fiscal year ending March 31, 2003. Deloitte & Touche LLP is currently the Company's independent auditor. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and be available to respond to appropriate questions from stockholders.

     Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditor is not required by the Company's Bylaws or otherwise. The Board is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If a majority of the stockholders voting at the Annual Meeting do not approve the selection of Deloitte & Touche LLP, the selection of independent auditor may be reconsidered by the Board of Directors. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE(1)

     The Audit Committee is comprised of three directors named below, all of whom meet the independence and experience requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee has adopted a written charter that has been approved by the Board of Directors.

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended March 31, 2002 with management and Deloitte & Touche LLP, the Company's independent auditor. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Audit Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit, including discussions relating to that firm's independence. The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year ended March 31, 2002 be included in the Company's Annual Report on Form 10-K for 2002 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors:
     Joop Sistermans
     Robert Salsmans
     Anthony Rees

RELATIONSHIP WITH INDEPENDENT AUDITOR

     Deloitte & Touche LLP is the independent accounting firm that audits the Company's financial statements. In accordance with standing policy, Deloitte & Touche LLP periodically changes the personnel who work on the audit.

     In addition to performing the audit of the Company's consolidated financial statements, Deloitte & Touche LLP provided various other services during fiscal year 2002. The aggregate fees billed for fiscal year 2002 for each of the following categories of services are set forth below:

o Audit Fees: $202,000 for services rendered for the annual audit of the Company's consolidated financial statements for fiscal year 2002 and the quarterly review of the financial statements included in the Company's Form 10-Q; and

o All Other Fees: $64,000 for all other services. "All other services" primarily includes (i) the preparation of tax returns of the Company, (ii) review and other procedures related to consents on registration statements filed with the U.S. Securities & Exchange Commission and (iii) a compliance report relating to a debt agreement.


-------------------
(1) The material in this report is not "soliciting material", is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

     Deloitte & Touche LLP did not provide any services related to financial information systems design and implementation during fiscal year 2002. The Audit Committee has considered whether, and determined that, the provision of services described in All Other Fees, above, is consistent with maintaining Deloitte & Touche's independence.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth, as of July 15, 2002 (except as otherwise footnoted below), certain information regarding the ownership of the Company's Common Stock of: (i) each current director; (ii) each nominee for director;
(iii) each of the Named Executive Officers (see Executive Compensation); (iv) each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock; and (v) all executive officers and directors of the Company as a group.


                                                                            NUMBER OF     PERCENT
NAME(1)                                                                     SHARES        OF TOTAL
-------                                                                     ------        --------
Samuel J. and Nadine Wohlstadter(2)                                          4,491,437     18.9%
        c/o IGEN International, Inc.
        16020 Industrial Drive
        Gaithersburg, MD 20877
Richard J. Massey, Ph.D.(3)                                                  1,148,875      4.8%
        c/o IGEN International, Inc.
        16020 Industrial Drive
        Gaithersburg, MD 20877
George V. Migausky(4)                                                          205,065       *
Robert R. Salsmans(5)                                                           12,500       *
Joop Sistermans(6)                                                               4,000       *
Richard Cass(7)                                                                  6,500       *
Anthony Rees(8)                                                                  9,600       *
All directors and executive officers as a group(9) (7 persons)               5,877,977     24.4%
---------------------
*  Less than 1%


(1) This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the notes to this table and subject to the community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him.

(2) Includes 80,000 shares issuable upon exercise of options held by Mr. Wohlstadter that are currently exercisable or exercisable within 60 days. Also, includes 15,000 shares that were issued under an early exercise feature in an option granted to Mr. Wohlstadter, subject to a limited repurchase right in favor of the Company at the option exercise price if Mr. Wohlstadter leaves the employ of the Company before vesting. Does not include shares held by Mr. Wohlstadter's adult children. Also excludes 210,000 shares issuable upon exercise of options held by Jacob Wohlstadter, the adult son of Mr. Wohlstadter, that are currently exercisable or exercisable within 60 days. See "Certain Transactions".

(3) Includes 138,572 shares issuable upon exercise of options held by Dr. Massey that are currently exercisable or exercisable within 60 days. Also includes 12,000 shares that were issued under an early exercise feature in an option granted to Dr. Massey, subject to a limited repurchase right in favor of the Company at the option exercise price if Dr. Massey leaves the employ of the Company before vesting.

(4) Includes 132,500 shares issuable upon exercise of options held by Mr. Migausky that are currently exercisable or exercisable within 60 days. Also includes 24,620 shares held by Mr. Migausky's minor children.

(5) Includes 12,500 shares issuable upon exercise of an option held by Mr. Salsmans that is currently exercisable or exercisable within 60 days.

(6) Includes 8,000 shares issuable upon exercise of an option held by Mr. Sistermans that is exercisable within 60 days.

(7) Includes 6,500 shares issuable upon exercise of an option held by Mr. Cass that is currently exercisable within 60 days.

(8) Includes 3,000 shares issuable upon exercise of an option held by Mr. Rees that is currently exercisable within 60 days.

(9) Includes 381,072 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ending March 31, 2002, 2001 and 2000, compensation awarded or paid to, or earned by each of the following (the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE

                                                                                                             LONG-TERM
                                                          ANNUAL                                            COMPENSATION
                                                       COMPENSATION

                                        FISCAL                                        OTHER ANNUAL         AWARDS/OPTIONS
NAME AND PRINCIPAL POSITION             YEAR        SALARY ($)       BONUS ($)      COMPENSATION ($)         (# SHARES)
---------------------------             ----        ----------       ---------      ----------------         ----------
                 (a)                      (b)          (c)              (d)                (e)                  (g)

Samuel J. Wohlstadter                   2002         $392,167       $250,000(1)            --                    --
Chairman and Chief Executive Officer    2001         $370,000       $170,400(1)            --                 200,000
                                        2000         $370,000           --                 --                    --


Richard J. Massey, Ph.D.                2002         $316,208       $200,000(1)       $14,406(2)                 --
President and Chief Operating Officer   2001         $298,000       $136,200(1)       $15,359(3)              100,000
                                        2000         $298,000           --            $15,234(4)                 --

George V. Migausky                      2002         $221,667       $112,500(1)       $ 5,290(5)                 --
Vice  President  and  Chief  Financial  2001         $209,000       $60,000(1)        $ 5,225(5)               25,000
Officer                                 2000         $209,000           --            $ 5,000(5)                 --

----------------------------

     (1)  Paid to employee after end of fiscal year.

     (2) Consists of annual lease value of Company provided automobile of $10,750 and 401(k) match amount of $3,656.

     (3) Consists of annual lease value of Company provided automobile of $11,750 and 401(k) match amount of $3,609.

     (4) Consists of annual lease value of Company provided automobile of $11,750 and 401(k) match amount of $3,484.

     (5)  Consists of 401(k) match amount.

STOCK OPTION GRANTS AND EXERCISES

     The Company has granted options to its executive officers under its 1985 Stock Option Plan (the "1985 Plan") and its 1994 Stock Option Plan ("1994 Plan"). The 1985 Plan has expired although options granted under that plan remain outstanding and exercisable.

Option Grants in Last Fiscal Year

     None of the Named Executive Officers were granted stock options during the fiscal year ended March 31, 2002.

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year End Stock Option Values

     The following table sets forth information related to options exercised by the Named Executive Officers during the fiscal year ending March 31, 2002 and the number and value of options held at year-end.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END STOCK OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                      OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                SHARES                               MARCH 31, 2002                 MARCH 31, 2002
                               ACQUIRED     VALUE REALIZED      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                              ON EXERCISE        (1)                      (2)                             (3)
NAME                            -------         -----                    -----                           -----
----
Samuel J. Wohlstadter           582,500      $12,178,785           60,000/140,000               $1.1 million/$2.7 million
Richard J. Massey, Ph.D.        241,500      $ 8,520,883           160,000/70,000               $4.7 million/$1.3 million
George V. Migausky               59,500      $ 1,947,479           125,000/27,500               $3.3 million/$507,400
-----------------------

     (1) Based on the Fair Market Value of the Company's Common Stock on the date of exercise (the closing price) minus the exercise price and multiplied by the number of shares acquired.

     (2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock on March 31, 2002.

     (3) Based on the closing price of the Company's Common Stock on March 31, 2002 of $37.88 minus the exercise price.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

      The Company does not have an employment agreement with any of its named executive officers. In furtherance of the stated goals of attracting and retaining the named executive officers and other key employees who contribute to the long-term success of the Company, the Company has adopted a Termination Protection Program (the "Program"). The purpose of the Program is to encourage participants to continue as employees of the Company in the event of a "Change of Control" of the Company, as defined in the Program. The Program provides that in the event a covered employee is terminated by the Company without "cause" or by the employee for "good reason" in anticipation of or within 30 months following a Change in Control of the Company, then the Company shall make a cash payment to the employee equal to 1.5 to 3 times the sum of the employee's annual salary plus bonus (3 times in the case of the named executive officers).

      The Program also provides that employees are entitled to continued participation in the Company's group medical, dental, life and disability programs for a period of 18 months (lifetime for medical and dental coverage and 36 months for all other programs in the case of the named executive officers). In addition, under the Program, upon a Change in Control the vesting for all options held by an employee will immediately accelerate and remain exercisable for 2 years following the Change in Control. The Program also provides reimbursement for outplacement services and for any "parachute" excise tax imposed on payments made under the Program, and for the advancement of costs and expenses (including legal fees) incurred by the employee related to the Program.

REPORT OF EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION(2)

     During fiscal 2002, the members of the Executive Compensation Committee of the Board of Directors were Messrs. Salsmans and Sistermans, both of whom are "non-employee directors" and "outside directors" as defined in the rules promulgated by the Securities and Exchange Commission and Section 162(m) of the Internal Revenue Code, respectively. The Committee is responsible for establishing the Company's compensation programs for executive officers.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to establish an appropriate relationship between executive compensation and the creation of long-term stockholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options.

     BASE SALARY. The Committee periodically reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. In general, the salaries and stock option awards of executive officers are established based upon meeting Company and individual achievement performance goals and objectives and upon a review of salary surveys of other emerging health care companies subjectively selected by the Committee. The Committee utilizes published salary surveys for the life science industry and surveys a relevant group of health care companies that are publicly traded to obtain additional information for making compensation comparisons. This group of companies includes diagnostic, biotechnology and medical technology companies with size and market capitalizations similar to that of the Company. Based upon such surveys, the executive officers' salaries are set in a range similar to other comparable health care companies.

     BONUS. The bonus program is a variable pay program for executive officers of the Company to earn additional annual compensation. The bonus award earned depends on the extent to which Company and individual performance objectives are achieved. The Company's objectives consist of operating, strategic and financial

----------------------------
(2) The material in this report is not "soliciting material", is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

goals that are considered to be critical to the Company's fundamental long-term goal of building shareholder value. For fiscal 2002, these objectives related to: (i) effective implementation of the planned growth of the Company; (ii) continued advances toward project goals in research and development programs;
(iii) expansion of technological capabilities; (iv) progress towards commercial goals in development programs; (v) progress in connection with attainment of collaborative relationships; and (vi) progress in certain financial, administrative and legal activities.

     The Committee met once to review salary and bonus compensation for fiscal 2002. Based on the factors described above, the Committee awarded bonuses to Mr. Wohlstadter, Dr. Massey and Mr. Migausky in the amounts of $250,000, $200,000 and $112,500, respectively.

     OPTION PLANS. The Option Plans offered by the Company have been established to provide all employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company.

     Periodic grants of stock options are generally made to all eligible employees, with additional grants being made to certain employees upon commencement of employment and occasionally following a significant change in job responsibilities, scope or title. Stock options granted generally have a five-year vesting schedule and expire 10 years from the date of grant. The exercise price of options granted under the stock option plans is usually 100% of fair market value of the underlying stock on the date of grant.

     Guidelines for the number of stock options for each participant in the periodic grant program generally are determined by a formula established by the Committee whereby several factors are applied to the salary and performance level of each participant and then related to the approximate market price of the stock at the time of grant. In awarding stock options, the Committee considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options and the total number of stock options to be awarded. During fiscal 2002, the Committee did not meet to review stock option compensation.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee believes that stock options granted under the Company's 1994 Stock Option Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should be treated as "performance-based compensation" and any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option is deductible by the Company.

CEO COMPENSATION

     The Compensation Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for the CEO. The CEO's salary is determined based on comparisons with other public health care companies as described above. In awarding stock options and bonuses, the Compensation Committee considered the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted and the Committee's subjective evaluation of the CEO's performance. As described above, in determining where the CEO's total compensation is set within the ranges and in light of the considerations described above, the Committee by necessity makes certain subjective evaluations. The Committee believes that compared to other health care companies surveyed by the Company, the CEO's salary is in the mid range and his bonus and stock options are in the low range. The Committee recognizes, however, that the

CEO's overall equity ownership of the Company accumulated over an approximate twenty-year period is in the high range. On the basis of the foregoing factors the Committee determined to grant Mr. Wohlstadter a bonus in the amount of $250,000. The Committee did not meet during fiscal 2002 to review stock option compensation.

CONCLUSION

     Through the plans described above, a significant portion of the Company's compensation program and the CEO's and the other executive officers' compensation are contingent on Company performance, and realization of benefits by the CEO and the other executive officers is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation.

                               Compensation Committee of the Board of Directors

                                         Robert R. Salsmans and Joop Sistermans

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All members of the Compensation Committee have been and are outside directors and no director or executive officer of the Company serves on the compensation committee of the board of directors of any company for which Messrs. Salsmans or Sistermans serves as an executive officer or director.

                              CERTAIN TRANSACTIONS

     The Company's Bylaws provide that the Company will indemnify its directors and its officers, to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to these provisions, the Company has entered into indemnity agreements with each of its directors and executive officers and has obtained director and officer liability insurance in the amount of $30 million.

     In addition, the Company's Certificate of Incorporation provides that the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care as a director, except liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which a director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware law.

     In 1993, the Company entered into a license agreement with Organon Teknika. Robert Salsmans, one of the Company's directors, was the President and Chief Executive Officer of Organon Teknika until that company was sold in August 2001. Under the terms of the license agreement, the Company receives royalty payments from Organon Teknika from its product sales that utilize the Company's intellectual property. During the year ended March 31, 2002, these royalty payments aggregated $252,000. In addition, the Company and Organon Teknika have a supply agreement under which each party has agreed to supply to the other certain instruments and components. During the year ended March 31, 2002, the Company paid $386,000 to Organon Teknika and Organon Teknika paid $214,000 to the Company under this supply agreement.

     During fiscal year 1995 the Company entered into agreements to develop and commercialize biomedical products utilizing advanced materials and a supply agreement with Hyperion Catalysis International ("Hyperion"). Messrs. Massey and Wohlstadter are directors of Hyperion. In addition, Mr. Wohlstadter beneficially owns more than 50% of the outstanding common stock of Hyperion. During the fiscal year ended March 31, 2002 the Company did not pay to, or receive from, Hyperion any amounts under these agreements. In addition, Hyperion has a service arrangement with the Company under which the Company provides certain administrative and other services at cost to Hyperion. The total amount billed by the Company under this arrangement for the year-ended March 31, 2002 was $332,000.

     Mr. Wohlstadter is the principal stockholder and Chief Executive Officer of Wellstat Biologics Corporation (formerly known as Pro-Virus, Inc.) and Wellstat Therapeutics Corporation (formerly known as Pro-Neuron, Inc.) and Proteinix Corporation ("Proteinix"). Dr. Massey is a shareholder in Proteinix. In 1993, the Company licensed certain diagnostic technologies from, and certain pharmaceutical technologies to, Proteinix and Wellstat Therapeutics Corporation. No royalties have ever been earned or accrued under these agreements. Wellstat Biologics Corporation, Proteinix and Wellstat Therapeutics Corporation each has had a services arrangement with the Company since 1994, 1992 and 1986, respectively, under which the Company provides certain services. These services include accounting, human resources and other administrative services, as well as facility related costs and services. The total amount billed by the Company under this arrangement for the year ended March 31, 2002 was $823,000.

     During August 2001, the Company entered into agreements with Meso Scale Technologies, LLC. ("MST") continuing Meso Scale Diagnostics, LLC. ("MSD"), a joint venture formed solely by MST and the Company in 1995. MSD was formed for the development and commercialization of products utilizing a proprietary combination of MST's multi-array technology together with ORIGEN and other technologies owned by the Company. MST is a company established and wholly-owned by Jacob Wohlstadter, the son of IGEN's Chief Executive Officer.

     Under the amended agreements that were negotiated by an independent committee of the Company's Board of Directors, the Company holds a 31% voting equity interest in MSD. It also holds 100% of the non-voting equity interests in MSD and is entitled to a preferred return before any payments are made to other equity holders on $36.4 million of the funds previously invested in MSD through March 31, 2002 and on additional funds it invests thereafter. This preferred return would be payable out of a portion of both future profits and certain third-party financings, before any payments are made to other equity holders. The preferred return is 5% on investments made prior to January 1, 2001 and the prime rate plus 0.5% on investments made after January 1, 2001. MST owns the remaining 69% of the voting equity interest in MSD. The Company agreed, subject to certain conditions, to fund the joint venture through November 2003.

     The Company and MST are the sole members of MSD and each holds one seat on MSD's two-member board of managers. The Company's representative on the MSD Board of Managers is Richard J. Massey, the Company's President and Chief Operating Officer, who also serves as the Treasurer and Secretary for MSD. The other member of the MSD Board of Managers is Jacob Wohlstadter, who is the sole owner of MST and serves as President and Chief Executive Officer of MSD. Under most circumstances, significant governance matters require the approval of both the Company and MST (or their representatives on the Board of Managers of MSD). Neither Dr. Massey nor any other executive officer or director of the Company has any ownership interest in MST or MSD, other than through ownership of interests in the Company.

     During the 2002 calendar year, the Company agreed to fund MSD $21.5 million, subject to a permitted variance of fifteen percent. The funding commitment may be satisfied in part through in kind contributions of scientific and administrative personnel and shared facilities. As of March 31, 2002, the

Company had satisfied $5.3 million of this funding commitment. For the year ended March 31, 2002, the Company made total contributions to MSD of $19.6 million. The 2003 calendar year funding commitment would be based on an annual budget prepared by MSD and submitted to a committee of the Company's Board of Directors for approval. If the committee fails to approve the annual budget submitted by MSD, the Company would still be required to provide MSD with transitional funding for an additional six months, estimated at $11 million. If the committee fails to approve a budget submitted by MSD, MSD and MST would have the right to terminate the joint venture unless the budget calls for funding that exceeds 110% of the prior 12 months' funding and the committee makes a reasonable good faith determination for the rejection.

     The term of the joint venture is through November 30, 2003. MSD and MST have the right to terminate the joint venture prior to November 2003 under certain circumstances including: (1) breach of IGEN's obligations, including its funding obligations to MSD; (2) MSD's termination of Jacob Wohlstadter's employment (other than for cause or disability), (3) if Jacob Wohlstadter is entitled to terminate his employment agreement for good reason (as defined in the agreement), or (4) upon a change in control of the Company, as defined in the joint venture agreement. Change in control includes, among other things, the acquisition by any person or group (other than Samuel Wohlstadter and his affiliates) of 30% or more of the beneficial ownership of any class of voting securities of the Company, or 15% or more of the beneficial ownership if combined with the right to nominate one or more directors of the Company. Upon termination, expiration or non-renewal of the joint venture agreement, MSD and MST jointly have the right to repurchase the Company's interest in MSD at fair market value, less a discount of 7.5% to 15% depending on the cause of termination or non-renewal.

     Under the terms of the revised agreements executed with MST and MSD, MSD has a worldwide, perpetual, exclusive license (with certain exceptions) to the Company's technology for use in MSD's research program. If the Company ceases to be a member of the joint venture, the Company will receive royalty payments from MSD on all products developed and sold by MSD using the Company's technology. MST holds a worldwide, perpetual, non-exclusive license for certain non-diagnostic applications of the Company's technology. The Company will receive royalty payments from MST on any products developed and sold by MST that use this technology.

         Under the revised agreements, the Company and Jacob Wohlstadter revised the terms of his consulting agreement with the Company to provide for a shorter term running through August 15, 2004. Pursuant to the consulting agreement, Jacob Wohlstadter will be entitled to receive such fees as the Company and Jacob Wohlstadter agree to when particular services are requested by the Company. During fiscal 2002, Jacob Wohlstadter received $275,000 for consulting services performed for the Company for the period 1995 through 2001. Under this consulting agreement, Jacob Wohlstadter was granted, in May 1997, an option for 180,000 shares of the Company's Common Stock, at $6.00 per share, which was the fair market value on the date of grant. The option will expire on May 8, 2007 and is fully vested. On August 1, 2000, Jacob Wohlstadter was granted an option for 75,000 shares of the Company's Common Stock, at an exercise price of $18.75 per share, which was the fair market value on the date of grant. The option will expire on August 1, 2010 and 30,000 shares are exercisable within 60 days of July 15, 2002.

         MSD has entered into an employment agreement with Jacob Wohlstadter that provides for a term running concurrent with the joint venture agreement. Jacob Wohlstadter has agreed to serve as President and Chief Executive Officer of MSD for an initial annual salary of $250,000. Jacob Wohlstadter will be eligible to receive, at the discretion of an independent committee of the Company's Board of Directors, an annual cash bonus in an amount not to exceed 20% of his annual salary. During the fiscal year ended March 31, 2002, Jacob Wohlstadter received $245,000 from his employment at MSD, which includes $25,000 paid by the Company for the use of an automobile and lease of apartment. If MSD terminates the employment agreement without cause, or Jacob Wohlstadter terminates the employment agreement for good reason (which includes a change in control of the Company as described above), Mr. Wohlstadter shall be entitled to receive, in addition to salary and pro rata bonus and adjustments earned through the 60th day following the notice of termination, an amount equal to from 3 to 12 times (depending on the reason for the termination) the monthly pro rata salary, bonus and adjustments in effect at the time of the termination. In addition, upon such a termination, MSD and MST shall have a joint right to repurchase the Company's interest in MSD on terms described above. The Company is responsible for all amounts payable, costs incurred and other obligations under the employment agreement, which is expected to be paid out of the Company's capital contribution to MSD. The Company has also agreed to indemnify Jacob Wohlstadter against certain liabilities, including liability from the joint venture.

     In connection with the exercise of employee stock options in July 2000, Samuel Wohlstadter, Chairman and CEO, received a loan from the Company. The loan is a 6.62% simple interest only, full recourse loan against all assets of Mr. Wohlstadter in the principal amount of $2,060,500 maturing in July 2007. Interest charged to and paid by Mr. Wohlstadter under this loan arrangement during fiscal 2002 was $136,405. The loan is collateralized by the pledge of 100,000 shares of the Company's Common Stock.

     In connection with the exercise of an employee stock option in July 2000, Richard Massey, President and COO, received a loan from the Company. The loan is a 6.62% simple interest only, full recourse loan against all assets of Dr. Massey in the principal amount of $1,649,000, maturing in July 2007. Interest charged to and paid by Dr. Massey under this loan arrangement during fiscal 2002 was $109,164. The loan is collateralized by the pledge of 80,000 shares of the Company's Common Stock owned by Dr. Massey.

     The Board also authorized the Company to provide additional loans to Mr. Wohlstadter, Dr. Massey and Mr. Migausky in the principal amounts of up to $3,750,000, $1,875,000 and $468,750, respectively, to be used in connection with the exercise of stock options by each of them. The loans, if utilized by these individuals, would bear interest at fair market value rates, be full recourse, and be collateralized by the pledge of shares of the Company's common stock.

     Richard Cass, a director of the Company, is a partner with the law firm of Wilmer, Cutler & Pickering and is a member of that firm's Management Committee and co-chairman of its Corporate Practices Group. The Company has retained Wilmer Cutler & Pickering to perform legal services for each of the three prior fiscal years.

     In February 2001, Brown Simpson Strategic Growth Fund L.P. initiated a shareholder derivative lawsuit for and on behalf of the shareholders of the Company in the Circuit Court of Montgomery County, Maryland against four of the Company's current directors, two former directors, three executive officers and the Company as a nominal defendant. In the complaint, Brown Simpson alleged breach of fiduciary duties by the named individual defendants in connection with transactions between the Company and other entities in which certain directors and officers are alleged to have an interest, including its MSD joint venture. A second shareholder derivative lawsuit was filed in March 2001 by Laurence Paskowitz in Circuit Court for Montgomery County, Maryland, for and on behalf of the shareholders of the Company. In the lawsuit, Mr. Paskowitz named as defendants all of the Company's existing directors, all of the current officers, two former directors and the Company as a nominal defendant. The allegations and the relief sought in this complaint were substantially the same as those set forth in the complaint filed by Brown Simpson. On May 15, 2002, following hearings in December 2001 and March 2002, the court issued an opinion and order dismissing all claims asserted against all of the defendants. On June 19, 2002, an appeal was filed by one of the plaintiffs.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following chart shows the comparison of total cumulative return on an investment of $100 invested on March 31, 1997 in cash of (i) the Company's Common Stock, (ii) the S&P Biotechnology Index, (iii) the NASDAQ Stock Market. All values assume reinvestment of the full amount of all dividends and are calculated as of March 31, 2002:



                                                        Cumulative Total Return
                            ------------------------------------------------------------------
                                  3/97       3/98       3/99       3/00       3/01        3/02
                                  ----       ----       ----       ----       ----        ----
IGEN INTERNATIONAL, INC.        100.00     807.14     457.14     476.19     360.72      721.52
NASDAQ STOCK MARKET (U.S.)      100.00     151.57     204.77     380.94     152.35      153.42
S & P BIOTECHNOLOGY             100.00     108.95     268.01     417.94     383.08      389.75







--------
(1) The material in this report is not "soliciting material", is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

                              STOCKHOLDER PROPOSALS

     Any proposals intended to be presented by any stockholder for action at the Company's 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company at 16020 Industrial Drive, Gaithersburg, Maryland 20877 not later than March 31, 2003 to be included in the proxy statement and proxy relating to the 2003 Annual Meeting or to be properly brought before the Company's 2003 Annual Meeting.


                             FORM 10-K AVAILABILITY

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended March 31, 2002 accompanies this Proxy Statement. The Company has filed an Annual Report for its fiscal year ended March 31, 2002 on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Director, Corporate Communications, IGEN International, Inc., 16020 Industrial Drive, Gaithersburg, Maryland 20877.

                                  By Order of the Board of Directors

                                  /s/ George V. Migausky

                                  George V. Migausky
                                  Secretary

July 29, 2002